Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF SCIENTIFIC INDUSTRIES, INC.

(Pursuant to Sections 228 and 242 of the
General Corporation Law of the State of Delaware)

Scientific Industries, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted at a meeting proposing and declaring advisable the amendment to the Certificate of Incorporation of the Corporation filed on July 2, 1954, as amended by that certain Certificate of Amendment filed on May 18, 1955, as further amended by that certain Certificate of Amendment filed on October 8, 1957, as further amended by that certain Certificate of Amendment filed on November 1, 1968, as further amended by that certain Certificate of Amendment filed on October 19, 1970, as further amended by that certain Certificate of Amendment filed on March 1, 1984, as further amended by that certain Certificate of Amendment filed on January 28, 1985, and as further amended by that certain Certificate of Amendment filed on December 19, 1986 (collectively, the “Certificate”), and directing that such amendments be submitted to the stockholders of the Corporation for consideration:

RESOLVED, that Article FOUR of the Certificate shall be amended and restated in its entirety as follows:

“FOUR: The number of shares which the Corporation is authorized to issue is Ten Million (10,000,000) shares, and the par value of each of such shares is five cents ($0.05).”

SECOND: That the foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation, on __________, 2020.

SCIENTIFIC INDUSTRIES, INC.

By:
Name: Helena R. Santos
Title: President, Chief Executive Officer, Chief Financial Officer and Treasurer